UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 13, 2018

SunTrust Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(800) 786-8787

Not Applicable
(Former name or former address, if changed since last report)

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 14, 2018, SunTrust Banks, Inc. (“SunTrust”) issued a news release announcing various organizational and personnel changes to its leadership team.
Among other changes, SunTrust announced that, effective as of February 13, 2018, Mark A. Chancy, 53, Vice Chairman and Consumer Segment Executive, and Hugh S. ("Beau") Cummins, III, 55, Corporate Executive Vice President and Wholesale Segment Executive, became Co-Chief Operating Officers and will assume certain additional responsibilities and jointly be responsible for all operations activities impacting clients across SunTrust.
Since April 2017, Mr. Chancy has served as Vice Chairman and Consumer Segment Executive responsible for the Consumer, Private Wealth Management and Mortgage lines of business. Mr. Chancy served as Corporate Executive Vice President and Wholesale Banking Executive from 2011 to 2017 and was responsible for the Corporate & Investment Banking, Commercial & Business Banking, Treasury & Payment Solutions and Commercial Real Estate Banking lines of business.
Mr. Cummins has served as Corporate Executive Vice President and Wholesale Segment Executive since April 2017 with responsibility for the Corporate & Investment Banking, Commercial & Business Banking, Treasury & Payment Solutions and Commercial Real Estate Banking lines of business. Mr. Cummins served as Commercial & Business Banking Executive from 2013 to 2017.
In addition to the changes described above, Aleem Gillani, Corporate Executive Vice President and Chief Financial Officer, will retire from his position effective as of March 31, 2018. Mr. Gillani will remain employed by SunTrust into the second quarter of 2018 to support the transition of his responsibilities to L. Allison Dukes. Ms. Dukes will succeed Mr. Gillani and become Corporate Executive Vice President and Chief Financial Officer as of March 31, 2018. Mr. Gillani’s 2018 grant of long-term incentive awards under SunTrust's 2009 Stock Plan will vest ratably over a two-year period.
As Corporate Executive Vice President and Chief Financial Officer, Ms. Dukes, 43, will be responsible for SunTrust's corporate finance functions. Since April 2017, she has served as the head of Commercial & Business Banking for SunTrust, leading the line of business across all geographic divisions and overseeing the delivery of targeted industry specialties. From 2015 to 2017, Ms. Dukes served as President and CEO of the Atlanta Division of SunTrust. From 2013 to 2014, she was Executive Vice President and Private Wealth Management Line of Business Executive of SunTrust where she oversaw the company's wealth management operations. Ms. Dukes serves on the board of Haverty Furniture Companies, Inc.
In connection with these changes, Messrs. Chancy and Cummins and Ms. Dukes will receive market based compensation adjustments to their base salaries, their target cash awards under SunTrust's Annual Incentive Plan, and the target value of their long-term incentive awards (including both performance-based and time-vested awards) under SunTrust’s 2009 Stock Plan.
Lastly, Thomas E. Freeman, Corporate Executive Vice President and Efficiency & Strategic Partnerships Executive, announced on February 13, 2018 that he will retire from his position. He will remain employed by SunTrust through June 30, 2018 to support the transition of his responsibilities.
A copy of the news release issued by SunTrust announcing these changes is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1    News release dated February 14, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)
Date: February 14, 2018	By:	/s/ Curt Phillips
Curt Phillips, Group Vice President, Associate General Counsel
Counsel and Assistant Corporate Secretary